Exhibit 99.1 2019 C 2019 orpor ate Oncor Sustainability Sustainability Overview ReportExhibit 99.1 2019 C 2019 orpor ate Oncor Sustainability Sustainability Overview Report

Our Business: Building a Sustainable Business, with Long-term Sustainable Growth – Oncor is a regulated electric transmission and distribution company that operates the largest electric delivery system in Texas. With more than 4,000 employees, we are proud to serve more than 10 million Texans.

About Us

Oncor provides electric transmission and distribution services under regulations established by the Public Utility Commission of Texas (PUCT) and the Electric Reliability Council of Texas, Inc. (ERCOT). Oncor does not own or operate any generation facilities, offer retail services, sell electricity, or purchase electricity for resale.

Capital Plan

We operate a robust capital expenditure program to meet the needs of our growing service territory, with plans to invest nearly $11.9 billion in transmission and distribution infrastructure between 2020-2024.

Sustainable Enterprise

An August 2020 Risk Rating Summary Report by Sustainalytics* describes Oncor's "strong management of material ESG issues" and places Oncor in the 7th percentile of electric utilities (1st percentile = lowest risk).

Commitment to Safe, Reliable & Affordable Service

Oncor's safety commitment extends to every employee, customer, and location we serve. Our rates are among the lowest of any Investor Owned Utility within the ERCOT market, and we are on track to reach top quartile service reliability on all key metrics by 2022.

ONCOR'S SERVICE TERRITORY

- Serves more than **3.7 million** Texas homes and businesses
- Serves more than **400 communities** and 98 counties
- **139,000 miles** of transmission and distribution lines
- **1,100** electric substations



*Sustainalytics, a leading independent ESG and corporate governance research provider, has provided the ESG Risk Rating research set forth in the ESG Risk Rating Summary Report available on Oncor's website at Oncor.com/SummaryReport.

OUR MISSION

Empowering our customers' modern lives through safe, reliable and efficient delivery of electricity.

OUR VISION

Be the electric company of choice for all customers and employees.

OUR GOAL

To be the premier electric delivery company in the country.

E

Environmental Stewardship

Oncor is committed to operating an environmentally sustainable business. We consistently integrate environmental considerations into our planning and decision-making and work with customers, business partners and regulatory authorities to minimize the impact of our operations.

Delivering Cleaner Energy

Texas' successful transition to cleaner energy was facilitated by the Texas Legislature's Competitive Renewable Energy Zone (CREZ) plan, an effort to connect electricity generated by wind and other renewables in West Texas to population centers in the eastern part of the state. The company built, and continues to operate, more than 1,000 miles of these transmission lines – more than a third of the total project – and we have consistently invested in bringing cleaner energy sources of generation to our customers since this initial effort. Today, we connect more than 60 renewable generators to the ERCOT grid, capable of generating more than 11,000 MW of electricity. Of this, approximately 10,000 MW is from wind interconnections, representing more than 42 percent of all ERCOT wind generation. Oncor also has agreements in place – or is in final negotiations with – numerous generators representing up to 9,000 MW of renewable generation that we expect to connect to our electric grid over the next few years.

Sustainably Supporting West Texas Growth

Economic growth in West Texas' Permian Basin has been unrivaled for the past decade, and despite current economic uncertainty, we believe this region will keep growing over the long term, bringing with it increasing demands on energy infrastructure, communities, and the environment. Oncor's commitment to meeting these needs includes a projected investment of more than $700 million from 2019 through 2021 for transmission projects, including more than 300 miles of transmission lines, dynamic reactive devices, and associated station work. Our facilities and expanding electric grid are helping customers reduce their environmental impacts by displacing diesel generators, reducing natural gas flaring, and enabling expanded pipeline deliveries to customers and liquefied natural gas facilities.

Environmental Benefits of Advanced Meters

Since we completed deployment of advanced meters in 2013, our customers have better information about their electric use, allowing them to be more efficient and providing the foundation for customer benefits like "Time of Use" pricing from retail electric providers. In addition, these meters have provided significant environmental benefits – allowing us to remotely complete more than 30 million service orders without dispatching personnel and vehicles. This has eliminated the need to drive more than 150 million miles, thereby saving more than 12 million gallons of fuel and preventing more than 24,000 tons of carbon dioxide from being released.



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2019 ENVIRONMENTAL HIGHLIGHTS Approximately In 2019, 26 percent of 62 percent of Oncor’s electricity operational waste consumption was provided generated by by renewable energy Oncor, such as oil, sources. In keeping with our poles, and other commitment, the company electrical equipment, negotiated agreements was recycled or that enabled 100 percent repurposed. renewable electricity usage at all Oncor facilities by June 1, 2020. Since 2002, Oncor has spent more than $843 million for its We evaluated about “Take A Load Off, 4,900 linear miles Texas” energy of transmission and efficiency programs, distribution Right-of-Way including more than to assess for the presence $50 million in 2019. of federally listed Since 2002, these threatened and/or programs have helped endangered species more than 950,000 habitat, cultural resources, customers reduce their or other environmentally energy usage. significant areas. Oncor is an electric delivery provider and operates no electric generation facilities or other operations that may be the source of material amounts of carbon emissions. In 2017, our emissions rate was 1%. In 2018, the most recent full-year measurement that is available, it was reduced to 0.6%. This emissions number will continue to trend downward as we remove large breakers from our system, upgrade existing systems, and embrace advances in technology. 2019 Oncor Sustainability Report 42019 ENVIRONMENTAL HIGHLIGHTS Approximately In 2019, 26 percent of 62 percent of Oncor’s electricity operational waste consumption was provided generated by by renewable energy Oncor, such as oil, sources. In keeping with our poles, and other commitment, the company electrical equipment, negotiated agreements was recycled or that enabled 100 percent repurposed. renewable electricity usage at all Oncor facilities by June 1, 2020. Since 2002, Oncor has spent more than $843 million for its We evaluated about “Take A Load Off, 4,900 linear miles Texas” energy of transmission and efficiency programs, distribution Right-of-Way including more than to assess for the presence $50 million in 2019. of federally listed Since 2002, these threatened and/or programs have helped endangered species more than 950,000 habitat, cultural resources, customers reduce their or other environmentally energy usage. significant areas. Oncor is an electric delivery provider and operates no electric generation facilities or other operations that may be the source of material amounts of carbon emissions. In 2017, our emissions rate was 1%. In 2018, the most recent full-year measurement that is available, it was reduced to 0.6%. This emissions number will continue to trend downward as we remove large breakers from our system, upgrade existing systems, and embrace advances in technology. 2019 Oncor Sustainability Report 4

S

Community Partnerships

Oncor does more than keep the lights on, we partner with the people of Texas – working with our fellow employees, communities, businesses, and non- profit organizations to nurture the quality of life and economic well-being that makes Texas an incredible place to live and work.

Workplace Safety

The safety of our personnel, customers, and communities is always Oncor's number one priority. Employees are regularly educated and trained on safety issues and receive regular communication, including daily safety meetings at each field location. Additionally, all Oncor employees have and are expected to exercise Stop Work Authority (SWA) in any situation that potentially impacts the safety of a worker, the public, our equipment and system, or the environment. The SWA card and process, which is provided to all new employees and regularly referenced in continued safety training, provides a mechanism for any employee to ask questions when in doubt and proactively stop potentially unsafe work practices and behaviors.



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Emergency Response

Addressing emergency conditions in a safe and reliable manner is paramount for Oncor, and the company maintains detailed response plans for a variety of emergency conditions, from severe weather to pandemics. Moreover, various Oncor leadership and personnel have been assigned the responsibility of maintaining open communication with external stakeholders across our service territory during emergency drills or events. Oncor's Pandemic Response team, which is comprised of leadership members and subject matter experts from across the company, has been overseeing COVID-19 preparation and response efforts since January 2020 – both to sustain essential services for customers and to minimize potential virus transmission. As a critical infrastructure provider, Oncor has maintained its operations with pandemic safety policies in place and remains fully prepared to uphold our vital role of powering Texas communities. More information on emergency response preparations is available by request.

Public Safety Education

To help bridge the gap in electric safety education for Texas' public-school students, Oncor created the Super Safe Kids program, a traveling show that teaches students about electric safety. Today, this effort has reached nearly 80,000 students across 24 school districts. The company has also partnered with PBS Kids to air an animated public service announcement about electric safety on local affiliate stations that has been viewed more than 16 million times by children ages 6-11.

Live Well

Oncor's Live Well brand focuses on employee health and wellness through engagement initiatives and community outreach programs. The Live Well team spearheads Oncor's health and wellness initiatives for employees through insurance benefits, retirement and savings programs, community fitness event sponsorships throughout our service territory, on-site exercise space, and monetary incentive programs that encourage employees to adopt healthy living habits.

Developing the Next Generation

Oncor maintains a multi-faceted recruiting strategy to attract, develop, retain, and enable the next generation of Oncor personnel to continue achieving our vision, mission, and goals. This includes leveraging several higher education partnerships established across our service territory, helping higher education and technical institutions develop linemen schools and courses, and regularly deploying recruiting teams to college campuses. Oncor also actively recruits former members of the U.S. Armed Services, many of whom have the experience and training to fill critical and highly specialized functions. Lastly, Oncor often seeks to "develop our own" by developing and promoting qualified internal employees when positions become available.


SUPER SAFE KIDS
WATER
WATER

2019 **COMMUNITY HIGHLIGHTS**

Oncor has remained in the top decile of Lost Time Incident Rates over the past four years as compared to our industry peers.

Oncor's Supplier Diversity initiative invested approximately $300 million in spending with women and minority-owned businesses in 2019. Since its creation in 2007, this initiative has invested more than $2 billion with these companies.

In 2019, Oncor contributed $3.4 million to local education, economic development, and community programs, events, sponsorships, and membership organizations. In April 2020, Oncor announced $1.7 million in donations to community non-profit organizations across its service territory that serve those most affected by the COVID-19 pandemic.

Oncor has been among the largest corporate participants in the nation for the American Heart Association's (AHA) annual Heart Walk for five consecutive years. Oncor employees, suppliers, and partners raised $753,000 for the 2019 Dallas Heart Walk and recruited 5,000 Team Oncor participants. Since 2012, Team Oncor members have donated nearly $6 million for education, research, and AHA programs that combat heart disease and stroke.

Thousands of employees contributed to our annual United Way campaign, raising $755,000 to benefit 35 local chapters and countless agencies in the communities we serve. The company's annual food drive also collected more than 15,000 pounds of food bringing the running total to more than 100,000.


#ONCORWALKS

2019 Oncor Sustainability Report **6**

G

Good Governance

For more than a century, Oncor has been an integral part of Texas – helping power the Lone Star State through innovation, exemplary service, and a workforce committed to excellence. Our high-performance culture is evident throughout the organization and has helped build Oncor's reputation as a national frontrunner with industry-leading sustainable growth.



ONCOR

Core Values & One Oncor

Our Core Values of excellence, intensity, ethical conduct, respect, and innovation inform our Mission and Vision and provide the foundation for everything we do as a company. These values also provide the context for our One Oncor framework that encourages all employees to share a "one team, one outcome" mentality to deliver value for our customers. Additionally, every Oncor employee – from entry level to senior leadership – is required to complete an annual Code of Conduct training course to ensure that our people understand and practice the highest ethical and legal standards.

Ethics and Compliance Hotline

Oncor's Ethics and Compliance Helpline is available via phone or web for company employees and contractors to anonymously report unethical behavior and policy violations securely, 24 hours a day, seven days a week. The helpline is monitored by an independent, third party service, making it a private and confidential reporting outlet. When making a report, helpline professionals collect all of the pertinent information and turn it over to an Oncor ethics and compliance resource member for further review and follow up. Reporting individuals will remain anonymous unless they choose to be identified.

Ring-Fencing Measures

Oncor is subject to a "ring-fence" that was put in place to enhance our credit quality and financial stability and our separateness from our owners. Among other ring-fencing measures, we are managed by a majority disinterested board of directors, we operate independently of and are not liable for the debts or other obligations of our owners, and we are prohibited from paying dividends to our owners in certain circumstances, including if a majority of our disinterested directors or a minority owner director determines that it is in Oncor's best interest to retain those amounts to meet our expected future requirements.

Board of Directors

Oncor's board of directors is comprised of thirteen directors who manage the company reflecting the perspective and knowledge of diverse experiences. A majority of the board members qualify as independent in all material respects from any entity with a direct or indirect ownership interest in the company.



WE ARE ONE | ONCOR

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2019 **GOOD GOVERNANCE HIGHLIGHTS**

Oncor maintains robust leadership and workforce development programs to ensure employees' continued professional growth. **Our leadership model, "Leadership the Oncor Way," trained 203 managers, 107 of them first-time people leaders.**

Oncor also prioritizes continued education opportunities, including offering employees $10,000 per calendar year for tuition and associated costs for higher education degrees or certification programs that enhance and improve performance and role development.



Oncor's diversity and inclusion initiative, "Together We Deliver," works to continue to support and implement programs across the company that demonstrate the importance of diversity, inclusivity and togetherness. Our 20 Together We Deliver council chapters, which are based out of Oncor offices and service centers across our service territory, help empower all Oncor employees to work together to achieve sustainable growth and longevity.

Oncor has deployed thirty-three Area Managers to live and work in various regions across our service territory to ensure every community Oncor serves has at least one dedicated individual familiar with the specific needs of their assigned region. These Area Managers represent the company in all local government, civic, and community related initiatives and assist with a variety of local issues, from energy service and delivery needs, economic development projects, public education opportunities, and more.

2019 Oncor Sustainability Report **8**

1616 Woodall Rodgers Freeway, Dallas, TX 75202 I Oncor.com Forward-Looking Statements: This report is dated as of June 1, 2020. This report contains forward-looking statements relating to Oncor within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. All statements in the slides, other than statements of historical facts, (often, but not always, through the use of words or phrases such as “expects,” “intends,” “plans,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “should,” “projection,” “target,” “goal,” “objective” and “outlook”) are forward-looking statements. They involve risks, uncertainties and assumptions. Discussion of risks and uncertainties that could cause actual results to differ materially from management’s current projections, forecasts, estimates and expectations is contained in filings made by Oncor with the Securities and Exchange Commission. Specifically, Oncor makes reference to the section entitled “Risk Factors” in its annual and quarterly reports. Any forward-looking statement speaks only as of the date hereof, and Oncor undertakes no obligation to update any forward-looking statement to reflect events or circumstances after such date or to reflect the occurrence of unanticipated events.1616 Woodall Rodgers Freeway, Dallas, TX 75202 I Oncor.com Forward-Looking Statements: This report is dated as of June 1, 2020. This report contains forward-looking statements relating to Oncor within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. All statements in the slides, other than statements of historical facts, (often, but not always, through the use of words or phrases such as “expects,” “intends,” “plans,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “should,” “projection,” “target,” “goal,” “objective” and “outlook”) are forward-looking statements. They involve risks, uncertainties and assumptions. Discussion of risks and uncertainties that could cause actual results to differ materially from management’s current projections, forecasts, estimates and expectations is contained in filings made by Oncor with the Securities and Exchange Commission. Specifically, Oncor makes reference to the section entitled “Risk Factors” in its annual and quarterly reports. Any forward-looking statement speaks only as of the date hereof, and Oncor undertakes no obligation to update any forward-looking statement to reflect events or circumstances after such date or to reflect the occurrence of unanticipated events.